# BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of May 25, 2011, by and between Inuvo, Inc. (the "Borrower") and Bridge Bank, National Association ("Lender").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated as of February 15, 2011, by and between Borrower and Lender, as may be amended from time to time (the "Business Financing Agreement" or "BFA"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness" and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the "Existing Documents."

2. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Business Financing Agreement:

(1) Amendment to Section 1.1 – Advances. Section 1.1 of the BFA is hereby amended to read as follows:

> 1.1 **Advances.** Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrower not exceeding, except with respect to the Non-Formula Loan or the Letter of Credit Secured Facility Advance, the Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) an Advance Request acceptable to Lender has been received by Lender, (b) all of the representations and warranties set forth in Section 3 are true and correct on the date of such Advance as though made at and as of each such date, and (c) no Default has occurred and is continuing, or would result from such Advance.

(2) Amendment to Section 1.7 – Recourse; Maturity. Section 1.7 of the BFA is hereby amended to read as follows:

> 1.7 **Recourse; Maturity.** Advances and the other Obligations shall be with full recourse against Borrower. On the Maturity Date, the Borrower will pay all then outstanding Advances and other Obligations to the Lender or such earlier date as shall be herein provided. On the Letter of Credit Secured Facility Maturity Date, the Borrower will pay the then outstanding Letter of Credit Secured Facility Advance, if any, together with all fees, charges, Finance Charges, and other amounts accrued and outstanding with respect thereto, and if not immediately paid such failure shall constitute an Event of Default and shall permit

Lender to immediately draw under the Backing Letter of Credit and exercise all of its other rights and remedies hereunder.

(3) Amendment to Add a New Section 1.13 – Letter of Credit Secured Facility. The BFA is hereby amended to add a new Section 1.13 as follows:

1.13 **Letter of Credit Secured Facility.** Subject to and upon the terms and conditions of this Agreement and subject to availability under the Credit Limit, on or about the Modification Agreement Effective Date, Lender agrees to make a single Letter of Credit Secured Facility Advance to Borrower in an amount not to exceed the Letter of Credit Secured Facility Sublimit. Borrower may request that Lender make the Letter of Credit Secured Facility Advance by delivering to Lender an Advance Request, together with the original of the Backing Letter of Credit.

(4) Amendment to Section 12.1 – Definitions. Section 12.1 of the BFA is hereby amended to add or amend the following defined terms:

"Backing Letter of Credit" means an irrevocable standby letter of credit provided solely to secure the Letter of Credit Secured Facility naming Lender as beneficiary, in form and substance, and issued or confirmed by a bank, all as are acceptable to Lender in its discretion; provided, however, that the drawing conditions under such letter of credit shall permit the beneficiary to draw under the letter of credit only upon the failure of the Borrower to repay the principal balance of the Letter of Credit Secured Facility outstanding on the Letter of Credit Secured Facility Maturity Date or upon the filing of a petition under bankruptcy, insolvency or similar law by or against the Borrower or the account party under such letter of credit prior to the Letter of Credit Secured Facility Maturity Date.

"Letter of Credit Secured Facility" means a credit extension as a sublimit under the Credit Limit of up to One Million Dollars ($1,000,000).

"Letter of Credit Secured Facility Advance" means a single cash advance of up to the lesser of the Letter of Credit Secured Facility Sublimit or the face amount of the Backing Letter of Credit pursuant to Section 1.13.

"Letter of Credit Secured Facility Maturity Date" means the date which is 240 days from the Modification Agreement Effective Date.

"Letter of Credit Secured Facility Sublimit" means $1,000,000.

"Modification Agreement Effective Date" means the effective date of the Business Financing Modification Agreement dated May 25, 2011, entered into by Borrower and Lender.

"Overadvance" means at any time an amount equal to means at any time the occurrence of an amount equal to any of the following: (a) the

amounts (if any) by which the total amount of the outstanding Advances (including deemed Advances with respect to the FX Sublimit and the Letter of Credit Sublimit and the total amount of the Cash Management Sublimit, but not including the Landlord Letter of Credit, and including the Letter of Credit Secured Facility Advance only as to the Credit Limit but not as to the Borrowing Base) exceeds the lesser of the Credit Limit or the Borrowing Base, or (b) the amounts (if any) by which the total amount of the outstanding deemed Advances with respect to the FX Sublimit, the Letter of Credit Sublimit, the Cash Management Sublimit or the Letter of Credit Secured Facility Sublimit exceeds the sublimit therefor.

(5) Consent to Letter of Credit Secured Facility Subordinated Debt and Liens Securing Related Subordinated Debt. Lender hereby agrees that Borrower may incur in favor of the account party under the Backing Letter of Credit secured Subordinated Debt with respect to Borrower's obligation to reimburse such account party for any drawings under the Backing Letter of Credit; provided that such Subordinated Debt and Liens securing same are subject to a subordination agreement in form and substance satisfactory in all respects to Lender in its discretion.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. Intentionally Omitted.

5. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Borrower ("Releasing Party") acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party's assurance that it has no claims against Lender or any of Lender's officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, Releasing Party releases Lender, and each of Lender's and entity's officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the BFA or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the BFA, and/or Lender's actions to exercise any remedy available under the BFA or otherwise.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

7. CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon the receipt, acceptance and execution by Lender of this Business Financing Modification Agreement which has been executed and delivered to Lender by Borrower.

8. INTENDED THIRD PARTY BENEFICIARY. The account party (or applicant thereunder) under the Backing Letter of Credit is an intended third party beneficiary of the drawing restrictions set forth hereinabove in the proviso in the definition of "Backing Letter of Credit" and may enforce directly against Lender and Borrower its rights with respect to such restrictions.

9. COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

*~~Signatures follow~~*

**BORROWER:**

INUVO, INC.

By: ______________________

Name: Wallace D. Ruiz

Title: CFO

**LENDER:**

BRIDGE BANK, NATIONAL ASSOCIATION

By: ______________________

Name: ______________________

Title: ______________________